UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 2, 2006

Exact Name of Registrant as Specified in
	Charter; State of Incorporation;	IRS Employer
Commission File Number	Address and Telephone Number	Identification Number

1-8962	Pinnacle West Capital Corporation (an Arizona corporation) 400 North Fifth Street, P.O. Box 53999 Phoenix, AZ 85072-3999 (602) 250-1000	86-0512431

1-4473	Arizona Public Service Company (an Arizona corporation) 400 North Fifth Street, P.O. Box 53999 Phoenix, AZ 85072-3999 (602) 250-1000	86-0011170
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
     This combined Form 8-K is separately filed by Pinnacle West Capital Corporation and Arizona Public Service Company. Each registrant is filing on its own behalf all of the information contained in this Form 8-K that relates to such registrant and, where required, its subsidiaries. Except as stated in the preceding sentence, neither registrant is filing any information that does not relate to such registrant, and therefore makes no representation as to any such information.

Item 8.01 Other Events
SIGNATURES

Item 8.01 Other Events
Power Supply Adjustor Application for Surcharges
     On February 2, 2006, Arizona Public Service Company (“APS”) filed with the Arizona Corporation Commission (the “ACC”) an application for two separate surcharges under APS’ Power Supply Adjustor (“PSA”). The surcharges would recover the balance of $59.9 million in retail fuel and purchased power costs deferred by APS in 2005 under the PSA. As discussed in more detail below, the combined surcharges would represent a temporary rate increase of approximately 2.6% during the overlapping portion of the twelve-month recovery periods for the two surcharges. The other component of the 2005 PSA deferrals is being recovered under a PSA annual adjustor rate increase of approximately 5% that became effective February 1, 2006. See Item 8.01 of the Pinnacle West Capital Corporation (“Pinnacle West”)/APS Current Report on Form 8-K filed on January 26, 2006 for additional information about the PSA and the ACC’s approval of the annual adjustor rate.
     The first requested surcharge would recover approximately $15.3 million over a twelve-month period, representing a temporary rate increase of approximately .66%, proposed to begin with the date of the ACC’s decision in APS’ pending emergency interim rate case. Hearings on that rate case are scheduled to begin on March 20, 2006. See Item 8.01 of the Pinnacle West/APS Current Report on Form 8-K filed on January 9, 2006 for additional information about the emergency interim rate case.
     The second requested surcharge would recover approximately $44.6 million over a twelve-month period, representing a temporary rate increase of approximately 1.9%, proposed to begin no later than the ACC’s completion of its inquiry regarding the unplanned 2005 outages at the Palo Verde Nuclear Generating Station (“Palo Verde”). The $44.6 million of PSA deferrals represents replacement power costs associated with the additional unplanned outages at Palo Verde from April 1, 2005 (the effective date of the PSA) through December 31, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION (Registrant)
Dated: February 3, 2006	By:	/s/ Barbara M. Gomez
Barbara M. Gomez
Vice President and Treasurer

ARIZONA PUBLIC SERVICE COMPANY (Registrant)
Dated: February 3, 2006	By:	/s/ Barbara M. Gomez
Barbara M. Gomez
Vice President and Treasurer

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